Exhibit 3(i).19

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

CERTIFICATE OF LIMITED PARTNERSHIP

1.	The name of the limited partnership is El Dorado Nitrogen, L.P.

2.	The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient)

800 Brazos Street

Austin, Texas 78701

and the name of its proposed registered agent in Texas at such address is

Capital Corporate Services, Inc.

3.	The address of the principal office in the United States where records of the partnership are to be kept or made available is

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107

4.	The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

	NAME	MAILING ADDRESS (include city, state, zip code)	STREET ADDRESS (include city, state, zip code)
	El Dorado Acid, L.L.C.	16 South Pennsylvania	16 South Pennsylvania

		Oklahoma City, OK 73107	Oklahoma City, OK 73107

Date Signed: May 4, 2001	BY: El Dorado Acid, L.L.C.

/s/ David R. Goss
General Partner(s)
V.P. of El Dorado Nitric Company, Manager